UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

NuStar Energy L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	NS	New York Stock Exchange
Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprA	New York Stock Exchange
Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprB	New York Stock Exchange
Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NSprC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement

On February 16, 2021, NuStar Energy L.P. (the “Partnership”) terminated the Term Loan Credit Agreement, dated as of April 19, 2020 (the “Term Loan Agreement”), among NuStar Logistics, L.P. (“NuStar Logistics”), the Partnership, the lenders party thereto and Oaktree Fund Administration, LLC. As previously reported, in September 2020, the Partnership repaid all borrowings outstanding under the Term Loan Agreement. Prior to its termination, the Term Loan Agreement was scheduled to mature on April 19, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 16, 2021, the Partnership entered into the Ninth Amendment to Amended and Restated 5-Year Revolving Credit Agreement, dated as of February 16, 2021, among NuStar Logistics, as Borrower, the Partnership, NuStar Pipeline Operating Partnership L.P., as Subsidiary Guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Ninth Amendment”). The Ninth Amendment amends the Amended and Restated 5-Year Revolving Credit Agreement, dated as of October 29, 2014, among NuStar Logistics, the Partnership, JPMorgan Chase Bank, N.A., as Administrative Agent, Truist Bank (f/k/a SunTrust Bank) and Mizuho Bank, Ltd., as Co-Syndication Agents, Wells Fargo Bank, National Association and PNC Bank, National Association, as Co-Documentation Agents, and the lenders party thereto, as amended from time to time, to, among other things: (i) provide for pro forma adjustments with respect to the repayment or extinguishment and assumption or incurrence of indebtedness, subject to certain limitations, in calculating consolidated interest expense; and (ii) increase the available cash netting amount that may be used to reduce consolidated debt in calculating the consolidated debt coverage ratio from $200,000,000 to $275,000,000.

The description of the Ninth Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Ninth Amendment, which is filed herewith as Exhibit 10.01 and is incorporated herein by reference.

Item 9.01	Finance Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 10.01
Ninth Amendment to Amended and Restated 5-Year Revolving Credit Agreement, dated as of February 16, 2021, among NuStar Logistics, L.P., NuStar Energy L.P., NuStar Pipeline Operating Partnership L.P., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: February 18, 2021			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Executive Vice President—Strategic
Development and General Counsel